UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  August 21, 2002

Globe Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	0001136645	72-1498296
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

4051 Veterans Blvd., Suite 100
Metairie, LA	70002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (504) 887-0057

____________________________________________________________
(Former name or former address, if changed since last report

PRESS RELEASE

                                                                                                        Contact:    Thomas J. Exnicios
                                                                                                                         President and CEO

                                                                                                        Contact #: (504) 887-0057

GLOBE BANCORP, INC. ANNOUNCES INTENTION TO REPURCHASE
 UP TO 30, 417 SHARES OF COMMON STOCK

METAIRIE, LOUISIANA (August 21, 2002), Globe Bancorp, Inc. (the "Company") announced today that its Board of Directors has authorized  the repurchase of up to 30,417 shares, or approximately 10%, of the Company's outstanding common stock.

            Repurchases are authorized to be made by the Company from time to time in open-market or privately negotiated transactions during the next year as, in the opinion of management, market conditions warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

            Thomas J. Exnicios, President and CEO of the Company, stated: "This is the first repurchase program since we converted to a public company. We view this repurchase program as an effective part of our overall capital management strategy and an opportunity to enhance shareholder value."

            The Company is the holding company of Globe Homestead Savings Bank, a federally chartered, FDIC−insured savings bank located in Metairie, Louisiana.

2